UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

IMPRIMIS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Dated Filed:

April 27, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Imprimis Pharmaceuticals, Inc., which will be held at the San Diego Marriott Del Mar Hotel, 11966 El Camino Real, San Diego, California 92130, on June 13, 2017, at 9:00 a.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you plan to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record holder for a legal proxy and bring it with you to the annual meeting, so that we can verify your ownership of Imprimis Pharmaceuticals, Inc. stock. Please note that if your shares are held in street name and you do not bring a legal proxy from the record holder, although you will be able to attend the annual meeting, you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to our Corporate Secretary at 12264 El Camino Real, Suite 350, San Diego, California 92130, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely,

Mark L. Baum
Chief Executive Officer and Director

1

12264 EL CAMINO REAL, SUITE 350

SAN DIEGO, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 13, 2016

To the Stockholders of Imprimis Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Imprimis Pharmaceuticals, Inc. (the “Company”) will be held on June 13, 2017 at 9:00 a.m., at the San Diego Marriott Del Mar Hotel, 11966 El Camino Real, San Diego, California 92130, for the following purposes:

1.	To elect to the Board of Directors the five (5) director nominees named in the accompanying proxy statement to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of KMJ Corbin and Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	To approve, the Imprimis Pharmaceuticals, Inc. 2017 Incentive Stock and Awards Plan (the “2017 Incentive Plan”).

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on April 24, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voting instruction card or this notice for admission to the meeting.

By Order of the Board of Directors,

Mark L. Baum
Chief Executive Officer and Director

San Diego, California
April 27, 2017

2

12264 El Camino Real, Suite 350

San Diego, CA 92130

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on June 13, 2017

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of Imprimis Pharmaceuticals, Inc. (referred to herein as the “Company,” “we,” “us” or “our”), to be held on June 13, 2017, at 9:00 a.m. local time at the San Diego Marriott Del Mar Hotel, 11966 El Camino Real, San Diego, California 92130, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). We expect to mail this proxy statement (this “Proxy Statement”) and the accompanying materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Annual Report”), the Notice and a proxy card, to our stockholders on or about April 27, 2017.

All references to “us”, “we”, “our”, and the “Company” refer to Imprimis Pharmaceuticals, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2017

Copies of this Proxy Statement, the Notice and the Annual Report can be accessed electronically at: www.iproxydirect.com/IMMY.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees named in Proposal 1 and FOR Proposals 2 and 3. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Stockholders of Record

Only holders of record of shares of our common stock at the close of business on the record date, April 24, 2017, will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. At the close of business on April 24, 2017, the Company had 19,965,415 shares of common stock outstanding and entitled to vote, held by 255 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy.

Vote Required and Method of Counting Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and shares that are voted by brokers as to any matter considered at the Annual Meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on matters that are not deemed to be routine unless the broker receives voting instructions from you. Broker non-votes occur when shares are held by a broker who has not received instructions from the beneficial owner of the shares on such non-routine matters, the broker does not have discretionary voting power with respect to such non-routine matters and has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority with respect to such non-routine matters. The effects of broker non-votes and abstentions on the proposals to be brought before the Annual Meeting are discussed below.

3

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1 – Election of five directors	Plurality of Votes Cast	No

Proposal 2 – Ratification of auditors for the 2017 fiscal year	Majority of Votes Cast	Yes

Proposal 3 – Approval of the Company’s 2017 Incentive Plan	Majority of Votes Cast	No

With respect to Proposal 1, you may vote FOR or ABSTAIN. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 1. With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN. Abstentions, if any, will have the same effect as an AGAINST vote for Proposals 2 and 3. Broker non-votes with respect to Proposal 3 will have will no effect on the outcome of the vote. Broker non-votes are not expected to result from Proposal 2.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are a record holder of shares of our common stock, you may submit your vote by proxy by completing the proxy card and returning it to our Corporate Secretary at 12264 El Camino Real, Suite 350, San Diego, California 92130 or by using the telephone or Internet voting systems. If you hold your shares of common stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Action Stock Transfer Corp., our transfer agent. If you are a stockholder of record and submit your vote by proxy, you may revoke it at any time before its use, either by:

(1) revoking it in person at the Annual Meeting;

(2) delivering a written notice to our Corporate Secretary at 12264 El Camino Real, Suite 350, San Diego, California 92130 before the proxy is used; or

(3) delivering a later dated proxy card to us at the address noted above before the proxy is used.

Your presence at the Annual Meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting for the ten days prior to the Annual Meeting during ordinary business hours at our principal offices located at 12264 El Camino Real, Suite 350, San Diego, California 92130.

4

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of five directors. Our Board has selected five director nominees for election at the Annual Meeting, consisting of all of our incumbent directors, upon the recommendation of the Company’s Nomination and Corporate Governance Committee. Each of the nominees is currently a director of our Company and was elected or re-elected by our stockholders at our 2016 annual meeting of stockholders. At the Annual Meeting, stockholders will elect five directors to serve until the 2018 annual meeting of stockholders and until the directors’ respective successors are elected and qualified or their earlier death, resignation or removal.

There are no familial relationships among any of our directors or our executive officers. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company.

Nominees

The Board has selected the following five persons as its nominees for election to the Board at the Annual Meeting. Each of these nominees has indicated that he is willing and able to serve as a director. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominees as the Board may designate. Set forth below are the names, ages and certain other information of each director nominee as of April 27, 2017:

Name	Age	Position & Committees
Mark L. Baum	44	Director; Chief Executive Officer
Robert J. Kammer	67	Chairman of the Board; Audit Committee
Richard L. Lindstrom	69	Director; Compensation Committee*; Nomination and Corporate Governance Committee
Stephen G. Austin	64	Director; Audit Committee*, Nomination and Corporate Governance Committee, Compensation Committee
Anthony J. Principi	73	Director; Compensation Committee, Audit Committee and Nomination and Corporate Governance Committee*

*	Chairman of the committee.

Mark L. Baum, J.D. is a founder, member of the board of directors and Chief Executive Officer of Imprimis Pharmaceuticals, Inc. In 2011, Mr. Baum led the restructuring and reorganization of Imprimis and since that time has directed the creation, development and growth of the Company’s unique business model. Mr. Baum was appointed as a director of the Company in December 2011, served as the Chairman of the board of directors from December 2011 to April 2012, and was appointed as Chief Executive Officer in April 2012. Prior to Mr. Baum’s involvement with the Company, from 2001 to 2011, he was the founder and managing director of TBLF, LLC, a consulting firm and fund manager, where he managed a series of three funds and acted as a principal investor in financing publicly traded companies or bridge-to-public equity transactions. Before his fund management experience, Mr. Baum founded and served as the president of YesRx, and practiced as a U.S. securities lawyer focused on public company reporting requirements and finance-related matters. Mr. Baum serves on the board of directors for Ideal Power, Inc., where he is also chairman of the audit committee. Mr. Baum is a senior advisor to Curology, Inc., a privately held venture capital backed dermatology focused business. Mr. Baum brings to the Imprimis Board years of public company executive experience, including knowledge of securities laws, reporting requirements and public company finance-related issues. Mr. Baum is an active participant in the national drug pricing and accessibility discussion, contributing through interviews for television, radio and print and advocating for policy changes to help ease the burden to patients and payors resulting from current drug pricing policies.

Robert J. Kammer, D.D.S., is a founder of our Company and has served as our director since December 2011 and as Chairman of the Board since April 2012. In June 2014, Dr. Kammer joined the board of directors of SoftScience Shoe Company as the co-chairman. In January 2015, Dr. Kammer retired from his clinical practice as a dentist, in which he was engaged from 1975 to 2015. He is a retired Diplomate of The American Board of Orofacial Pain and a Founding Member of The Academy for Sports Dentistry and Colorado Osseointegration Study Club. From 1979 to 1996, Dr. Kammer was an Associate Professor at the University of Colorado School of Dental Medicine. Dr. Kammer has also served as a consultant to the Boulder-Denver Pain Control Center and a reviewer for the Journal of Orofacial Pain. Dr. Kammer recently contributed a chapter to the text “Osteoperiosteal Flap”, has co-authored multiple scientific articles, was co-investigator on a Dental Implant Bar Study at the Mayo Institute from 2011 to 2013 and served as a consultant for Clear Choice Dental Implant Centers from 2010 to 2013. Dr. Kammer received his Bachelor of Science degree in 1971 from Xavier University, Cincinnati, Ohio. He received his Doctor of Dental Surgery degree from the University of Iowa College of Dentistry in 1974. Dr. Kammer brings to our Board over 35 years of clinical experience treating patients and leadership experience in a variety of positions.

5

Richard L. Lindstrom, M.D. has served as our director since January 2015. Dr. Lindstrom is a founder, director and has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, since 1989. He has served as a researcher, teacher, inventor, writer, lecturer and highly acclaimed physician and surgeon in the ophthalmology field. He has also served as a member of the board of directors of TearLab Corporation since 2010 and Ocular Therapeutix, Inc. since 2012. Dr. Lindstrom has also served as associate director of the Minnesota Lions Eye Bank since 1987 and he is a medical advisor for several medical device and pharmaceutical manufacturers and serves on the boards of several other privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery from 1993 to 1994, the International Intraocular Implant Society from 2002 to 2004, the International Refractive Surgery Club from 2002 to 2004, and the American Society of Cataract and Refractive Surgery (“ASCRS”) from 2007 to 2008. Dr. Lindstrom currently serves on the ASCRS Executive Committee and is a board member of the ASCRS Foundation. From 1980 to 1989, he served as a professor of ophthalmology at the University of Minnesota, where he is currently an adjunct professor emeritus. Dr. Lindstrom is also a board member of the University of Minnesota Foundation, chairing the Ophthalmology and Visual Neurosciences Division. Dr. Lindstrom holds a B.A. degree in Pre-Medical Studies, a B.S. degree in Medicine and an M.D. degree from the University of Minnesota. Dr. Lindstrom brings to the Board over 30 years of ophthalmology industry experience, as well extensive experience serving as a director of other companies.

Stephen G. Austin, CPA has served as a director since July 2012. He has been a Partner in Swenson Advisors, LLP, a regional accounting firm (registered with the Public Company Accounting Oversight Board), since May 1998 and has served as Managing Partner since October 2006. At Swenson Advisors, Mr. Austin manages assurance, Sarbanes-Oxley and other business consulting for public and private companies with a focus on technology, manufacturing, service, real estate, social media and non-profit organizations. Prior to joining Swenson Advisors, Mr. Austin accumulated over 22 years of experience as an audit partner with Price Waterhouse LLP, where he worked from 1976 to 1996, and with McGladrey & Pullen, LLP, where he worked from 1996 to 1998, serving both public and private companies. He serves as a board member or advisory board member for various not-for-profit foundations, associations and public service organizations in the United States, is on the global board of directors of Integra International, an international association of accounting firms, and served as a director on the board of Avanir Pharmaceuticals, Inc. from March 2003 to December 2012, where he also served on the audit committee and compensation committee. In 2004, Mr. Austin published a book on business ethics entitled “Rise of the New Ethics Class,” and in 2005 and 2006 he published articles in Asia discussing The Sarbanes-Oxley Act of 2002. Mr. Austin has also authored articles for the American Institute of CPAs, including the Journal of Accountancy. Mr. Austin holds a B.S. degree in accounting from Bob Jones University and an MBA degree from the University of Georgia and has been licensed as a Certified Public Accountant since 1978. Mr. Austin brings to our Board financial and accounting expertise and extensive experience serving as a director of other companies.

Anthony G. Principi, J.D., has been a director since September 2015. Mr. Principi has served as the Chairman of the Principi Group, LLC since 2016. He was Chairman of the Spectrum Group (2012-2016) and previously served as the CEO and president of the Principi Group until its merger with the Spectrum Group in 2012. From 2005 through 2010, he was the Senior Vice President of Government Relations of Pfizer, Inc. Prior to joining Pfizer, Inc., Mr. Principi served as Secretary of the U.S. Department of Veterans Affairs from 2001 through 2005. In 2005, he served as the Chairman of the Defense 2005 Base Realignment and Closure Commission. Prior to becoming Secretary of the U.S. Department of Veterans Affairs, Mr. Principi was President of QTC Medical Services Inc. from 1999 through 2001 and Senior Vice President of Lockheed Martin IMS from 1995 through 1996. Prior to joining Lockheed Martin IMS, Mr. Principi was Chief Counsel and Staff Director of the U.S. Senate Armed Services Committee from 1993 through 1994, and was Chief Counsel and Staff Director of the U.S. Senate Committee on Veterans’ Affairs from 1984 through 1988. Mr. Principi serves as a director and member of the corporate governance and compensation and evaluation committees of Mutual of Omaha. He is also a member of the board of directors of Engility Holdings, Inc. and GetWellNetwork®, Inc. Mr. Principi previously served as Executive Chairman of QTC Management, the largest provider of medical and disability evaluations to the federal government, and also served on the board of directors of Perot Systems, Inc. Mr. Principi received a Bachelor of Science from the U.S. Naval Academy and a Juris Doctor from Seton Hall University School of Law.

Vote Required and Board of Directors’ Recommendation

Each director is elected by a plurality of the votes cast on the election of directors at a meeting at which a quorum is present. As a result, the nominees who receive the highest number of votes, up to the number of directors to be elected at the Annual Meeting, will be elected. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast and therefore will have no effect on the outcome of the vote on this proposal. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named above, unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

6

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of our Audit Committee, our Board has selected KMJ Corbin & Company LLP (“KMJ”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and has further directed that the selection of our independent registered public accounting firm be submitted for ratification by our stockholders at our Annual Meeting. KMJ has served as our independent registered public accounting firm since September 17, 2007. Representatives of KMJ are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KMJ to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee will reconsider whether or not to retain KMJ. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

Aggregate fees for professional services billed to the company by KMJ for the years ended December 31, 2016 and 2015, were as follows:

	2016	2015
Audit Fees	$151,999	$125,400
Audit-Related Fees	$12,575	$60,550
Other Fees	$-	$-
Total	$164,574	$185,950

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual consolidated financial statements, and the review of our consolidated financial statements included in our quarterly reports. “Audit-Related Fees” represent fees for professional services provided in connection with the review of our registration statements on Forms S-8 and S-3, and the acquisition audits of our wholly owned subsidiaries. There were no fees billed by or paid to our principal accountant during the years ended December 31, 2016 and 2015 for tax compliance, tax advice or tax planning services or for financial information systems design and implementation services.

Pre-Approval Policy

Our Audit Committee pre-approves all services to be provided by KMJ. All fees paid to KMJ for services performed in 2016 and 2015 were pre-approved by our Audit Committee.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum, and will have the same effect as an AGAINST vote on this proposal. Broker non-votes are not expected to result from the vote on this proposal. The persons named in the enclosed proxy will vote the proxies they receive FOR the ratification of the selection of KMJ as our independent registered public accounting firm, unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

7

PROPOSAL NO. 3

APPROVAL OF 2017 INCENTIVE PLAN

At the Annual Meeting, the stockholders of the Company will be asked to approve the adoption of the 2017 Incentive Plan (the “2017 Plan”), including the material terms of performance goals for performance awards granted under the 2017 Plan. The 2017 Plan will become effective only after approval of stockholders at the Annual Meeting.

The Board has recommended approval of the 2017 Plan, which allows for the issuance of equity based rewards because it believes that equity awards are important to incentivize our employees, including our executive officers, and our directors to remain with the Company, to motivate them to help achieve our corporate objectives, and to align their interests with those of our stockholders.

The Board believes that the 2017 Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

●	Independent Committee. The 2017 Plan will be administered by our Compensation Committee, which is composed entirely of independent directors who meet the NASDAQ standards for independence.

●	No Discounted Stock Options or SARs. All stock option and stock appreciation rights (“SAR”) awards under the 2017 Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

●	No Repricing. Other than in connection with a corporate transaction affecting the Company, the 2017 Plan prohibits any repricing of stock options or SARs without stockholder approval.

●	Performance Awards. Under the 2017 Plan, the Compensation Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) as well as other performance-based awards.

Existing Equity Plan Information

Effective September 2017, the Company will no longer able to issue grants from its 2007 Equity Incentive Plan (the “2007 Plan”), which will expire by its terms. At present, the Company has one existing equity incentive plan (the 2007 Plan), which was previously approved by our stockholders. As of April 24, 2017, our 2007 Plan has 456,334 shares available for grant as equity awards. If the 2017 Plan is approved by our stockholders, the Company does not intend to make amendments to the 2007 Plan’s share pool, and it will expire by its terms in September 2017.

The following table includes aggregated information regarding awards outstanding under our 2007 Plan, the number of shares available for future awards under our 2007 Plan as of April 24, 2017, and the proposed number of shares issuable under the 2017 Plan:

	Number of shares	As a percentage of stock outstanding
Outstanding stock options	2,286,938	11.5%
Outstanding restricted stock units	1,292,876	6.5%
Other outstanding equity awards	-	0.0%
Total shares subject to outstanding awards as April 24, 2017	3,579,814	17.9%
Total shares available for future awards as of April 24, 2017 under 2007 Plan	541,534	2.7%
Proposed shares available for future awards under 2017 Plan	2,000,000	10.0%

Certain information with respect to all of our equity compensation plans in effect as of December 31, 2016 is provided under the heading “Equity Compensation Plan Information.”

Reasons for Seeking Stockholder Approval

The Board believes that equity-based compensation is a critical part of the Company’s compensation program. Stockholder approval of the 2017 Plan would allow us to continue to attract and retain directors, executives, and other employees with equity incentives. In 2015 and 2016, the Company made equity awards under its existing equity incentive plans totaling approximately 1,077,612 shares and 1,820,300 shares, respectively. The Company estimates, based on the advice of Radford to our Compensation Committee, that the availability of 2,000,000 shares would provide a sufficient additional number of shares to enable the Company to continue to make awards expected under its current compensation program.

In addition, stockholder approval of the 2017 Plan would preserve our ability to grant a range of tax-efficient stock-based incentive awards under the 2017 Plan. Section 162(m) generally provides that compensation provided to a publicly held corporation’s CEO or any of its three most highly paid named executive officers (other than its CEO or CFO) is not deductible by the corporation for U.S. income tax purposes for any taxable year to the extent it exceeds $1 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms, including those of the related performance goals, be disclosed to and approved by stockholders every five years. For the 2017 Plan, these terms are described below under “Eligibility,” “Individual Limits” and “Performance Criteria.” Stockholders are being asked to approve, among other material terms, a set of business criteria on which performance goals may be based for future performance awards under the 2017 Plan. Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, our Compensation Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

8

Our stockholders approved the 2007 Plan at our annual meeting held in September 2007 and approved amendments to the 2007 Plan in August 2012 and September 2013. If stockholders do not approve this Proposal No. 3, the Company can continue to make awards under the 2007 Plan, but the Company will have limited shares available for future equity grants, the 2007 Plan will expire in September 2017, and its ability to make tax deductible performance awards to executive officers will be limited under Section 162(m).

Summary of the 2017 Plan

The 2017 Plan will only become effective subject to approval by our stockholders. This summary is not a complete description of all provisions of the 2017 Plan and is qualified in its entirety by reference to the 2017 Plan, which is attached as Annex A to this Proxy Statement.

Purpose. The purpose of the 2017 Plan is to advance the Company’s interests by providing for the grant to participants of stock-based and other incentive awards.

Plan Administration. The 2017 Plan is administered by our Compensation Committee, who has the authority to, among other things, interpret the 2017 Plan, determine eligibility for, grant and determine the terms of awards under the 2017 Plan, and to do all things necessary or appropriate to carry out the purposes of the 2017 Plan. Our Compensation Committee’s determinations under the 2017 Plan are conclusive and binding.

Term. No awards will be made after the tenth anniversary of the plan’s adoption, but previously granted awards may continue beyond that date in accordance with their terms.

Authorized Shares. Subject to adjustment, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2017 Plan is 2,000,000. Any shares of common stock underlying awards that are settled in cash or that otherwise expire, terminate or are forfeited prior to the issuance of stock, would again be available for issuance under the 2017 Plan. Shares of common stock that are withheld by the Company from an award in payment of the exercise price of any award requiring exercise or in satisfaction of the tax withholding requirements with respect to any award will not again be available for issuance under the 2017 Plan. Each share of common stock underlying an option, RSU or SAR award will count against the share pool as 1.0 share. Any shares that again become available under the 2017 Plan will be returned to the share pool at the rates described in the preceding sentence. On April 24, 2017, the closing price of our common stock as reflected on NASDAQ was $4.12.

Individual Limits. The maximum number of shares for which options may be granted and the maximum number of shares of stock subject to SARs which may be granted to any person in any calendar year for purposes of Section 162(m) is, in each case, 700,000 shares. The maximum number of shares subject to other awards that may be granted to any person in any calendar year for purposes of Section 162(m) 500,000 shares. The maximum amount that may be paid to any person in any calendar year for purposes of Section 162(m) with respect to cash awards is $2,000,000. Any awards granted in excess of the foregoing limits will not be eligible to be excluded from the applicable Section 162(m) limits and such excess amount may not be deductible by the Company as performance-based compensation.

Eligibility. Our Compensation Committee selects participants from among the key employees, directors, consultants and advisors of the Company and its affiliates. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates. As of April 24, 2017, approximately 142 employees and 6 directors would be eligible to participate in the 2017 Plan.

Types of Awards. The 2017 Plan provides for grants of options, SARs, restricted and unrestricted stock and stock units, performance awards, cash awards and other awards convertible into or otherwise based on shares of our stock. Dividend equivalents may also be provided in connection with awards under the 2017 Plan.

●	Restricted and Unrestricted Stock: A restricted stock award is an award of common stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.

●	Stock Options and SARs: The 2017 Plan provides for the grant of ISOs, non-qualified stock options (“NSOs”), and SARs. The exercise price of an option, and the base price against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of common stock on the date of grant. Our Compensation Committee determines when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years. SARs are payable in cash, in shares of our common stock or in a combination of cash and shares.

9

●	Stock Units: A stock unit award is denominated in shares of common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.

●	Performance Awards: A performance award is an award the vesting, settlement or exercisability of which is subject to specified performance criteria.

●	Cash Awards: A cash award is an award denominated in cash.

Vesting. Our Compensation Committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award.

Termination of Employment. Our Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by our Compensation Committee or in an award agreement, upon a termination of employment or service all unvested options and other awards requiring exercise will terminate and all other unvested awards will be forfeited.

Performance Criteria. The 2017 Plan provides that grants of performance awards may be made based upon, and subject to achieving, “performance objectives” over a specified performance period. Performance objectives with respect to those awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) are limited to an objectively determinable measure of performance relating to any, or any combination of, the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or regulatory and/or clinical development; intellectual property protection; and any other performance metric approved by the Compensation Committee designed to increase stockholder value.

To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), our Compensation Committee may provide in the case of any award intended to qualify for such exception that one or more of the performance objectives applicable to an award will be adjusted in an objectively determinable manner to reflect events (for example, acquisitions and divestitures) occurring during the performance period of such award that affect the applicable performance objectives.

Transferability. Awards under the 2017 Plan may not be transferred except by will or by the laws of descent and distribution, unless (for awards other than ISOs) otherwise provided by our Compensation Committee.

Corporate Transactions. In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company (each, a “Covered Transaction”), our Compensation Committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as our Compensation Committee may otherwise determine, awards not assumed will terminate upon the consummation of such Covered Transaction. In the event of a Covered Transaction other than a liquidation or dissolution of the Company, all outstanding awards held by our non-employee directors will accelerate and vest in full.

Adjustment. In the event of certain corporate transactions (including, but not limited to, a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of ASC 718), our Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under and the individual limits included in the 2017 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. Our Compensation Committee may also make the types of adjustments described above to take into account distributions to stockholders and events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the plan.

Amendment and Termination. Our Compensation Committee can amend the 2017 Plan or outstanding awards, or terminate the 2017 Plan as to future grants of awards, except that our Compensation Committee will not be able alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the 2017 Plan or reserved by our Compensation Committee at the time of grant). Stockholder approval will be required for any amendment to the extent such approval is required by law, including the Code or applicable stock exchange requirements.

Federal Income Tax Consequences Under 2017 Plan

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the 2017 Plan under current federal tax laws and certain other tax considerations associated with awards under the 2017 Plan. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment-tax or other federal tax consequences except as noted.

10

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2017 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code (“Section 409A”). If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). Stock options, SARs and certain performance awards under the 2017 Plan are generally intended to be exempt or eligible for exemption from the deductibility limits of Section 162(m). However, as discussed above in “Reasons for Seeking Stockholder Approval,” the Compensation Committee will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

Section 409A. Section 409A imposes an additional 20% income tax, plus, in some cases, a further income tax in the nature of interest, on nonqualified deferred compensation that does not comply with deferral, payment-timing and other formal and operational requirements specified in Section 409A and related regulations and that is not exempt from those requirements. Stock options and SARs granted under the 2017 Plan are intended to be exempt from Section 409A. The 2017 Plan gives the Compensation Committee the flexibility to prescribe terms for other awards that are consistent with the requirements of, or an exemption from, Section 409A.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

The Compensation Committee will have full discretion to determine the number and amount of awards to be granted to employees under the 2017 Plan, subject to the terms of the plan. Therefore, the future benefits or amounts that would be received by the executive officers, employees and other groups under the 2017 Plan are not determinable at this time.

Required Vote

Approval of the 2017 Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

11

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://imprimispharma.investorroom.com.

Director Independence

Our Board of Directors currently consists of the following five members: Dr. Robert J. Kammer (Chairman); Stephen G. Austin; Dr. Richard L. Lindstrom; Anthony G. Principi, and Mark L. Baum. The Board has determined that (i) Mr. Austin, Dr. Lindstrom, Mr. Principi and Dr. Kammer, comprising a majority of our current Board, are “independent” directors, as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Baum is not independent because he currently serves as our Chief Executive Officer.

Dr. Lindstrom recently entered into a license agreement with the Company related to certain ophthalmology products and patents. Our Board of Directors has reviewed the license agreement and financials terms, and have determined that it does not expect total payments (non-board compensation) to Dr. Lindstrom will be in excess of $120,000 for the first twelve months of the license agreements term. The Board of Directors believe that by entering into the license agreement Dr. Lindstrom’s independence (and ability to provide independent oversight) is not compromised.

Nominations for Directors

Our Nomination and Corporate Governance Committee evaluates and recommends to the Board of Directors nominees for each election of directors. There are no stated minimum criteria for director nominees; rather, in considering potential new directors, the Nomination and Corporate Governance Committee considers a variety of factors and may identify and evaluate individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are the following: broad experience in business, finance or administration; familiarity with the Company’s industry; prominence and reputation in a particular profession or field of endeavor; and whether the individual has the time available to devote to the work of the Board and one or more of its committees. The Nomination and Corporate Governance Committee also reviews the activities and associations of each candidate to determine the independence of the candidate under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules and to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board. In addition to these factors, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem relevant or in the best interests of the Company and its stockholders. The Nomination and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Nomination and Corporate Governance Committee seeks to nominate directors that bring to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant and considered valuable to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nomination and Corporate Governance Committee would identify a new nominee to replace such director in light of the criteria and factors described above. If the Nomination and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nomination and Corporate Governance Committee reviews all director nominees, including those recommended by stockholders, in accordance with the factors and qualifications described above to determine whether they possess attributes the committee believes would be beneficial and valuable to the Company. The Nomination and Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Nomination and Corporate Governance Committee by complying with certain notification requirements set forth in our Bylaws. These requirements provide that a stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders may obtain a copy of our Bylaws by writing to our Corporate Secretary at Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12264 El Camino Real, Suite 350, San Diego, California 92130, or by accessing our Bylaws on the Investor Relations section of our website at http://imprimispharma.investorroom.com. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement.

12

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Imprimis Pharmaceuticals, Inc., 12264 El Camino Real, Suite 350, San Diego, California 92130. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-employee directors as a group or an individual director. Each communication will be screened by the Corporate Secretary or his or her designee to determine whether it is appropriate for presentation to the Board or any specified director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom they are addressed will be submitted to the Board or such director(s) on a periodic basis. Any communications that concern accounting, internal control or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is available for review on our website at http://imprimispharma.investorroom.com, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Imprimis Pharmaceuticals, Inc., 12264 El Camino Real, Suite 350, San Diego, California 92130, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur outside of formal meetings of the Board and committees of the Board.

Meeting Attendance

Our Board generally holds meetings on a quarterly basis, but may hold additional meetings as required. In 2016, the Board held four meetings. Each of our directors attended 100% of the Board meetings that were held during the periods when he was a director and 100% of the meetings of each committee of the Board on which he served that were held during the periods that he served on such committee. We do not have a policy requiring that directors attend our annual meetings of stockholders. All of our directors attended our 2016 annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

Audit Committee

Our Audit Committee is currently composed of Messrs. Stephen Austin (Chairman), Anthony Principi and Robert Kammer. Our Board has affirmatively determined that each member of the Audit Committee in 2016 was independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfied all other qualifications under Nasdaq Marketplace Rule 5065(c) and the applicable rules of the SEC, and that each current member of the Audit Committee is independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfies all other qualifications under Nasdaq Marketplace Rule 5605(c) and the applicable rules of the SEC. Our Board has also affirmatively determined that Stephen Austin qualifies as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. The Audit Committee held five meetings in 2016.

13

The Audit Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on our website at http://imprimispharma.investorroom.com. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent registered public accounting firm.

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Richard Lindstrom (Chairman), Anthony Principi and Stephen Austin. Our Board has affirmatively determined that each member of the Compensation Committee during 2016 was independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfied all other qualifications under Nasdaq Marketplace Rule 5065(d) and the applicable rules of the SEC, and that each current member of the Compensation Committee is independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfies all other qualifications under Nasdaq Marketplace Rule 5065(d) and the applicable rules of the SEC. The Compensation Committee held five meetings in 2016.

The Compensation Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on our website at http://imprimispharma.investorroom.com. The responsibilities of the Compensation Committee include reviewing and making recommendations to our Board concerning the compensation and benefits of our executive officers, including our Chief Executive Officer, and directors, overseeing the administration of our stock option and employee benefits plans, and reviewing general policies relating to compensation and benefits.

Nomination and Corporate Governance Committee

Our Nomination and Corporate Governance Committee is currently composed of Messrs. Anthony Principi (Chairman), Stephen Austin and Richard Lindstrom. Our Board has affirmatively determined that each member of the Nomination and Corporate Governance Committee during 2016 was independent under Nasdaq Marketplace Rule 5605(a)(2), and that each current member of the Nomination and Corporate Governance Committee is independent under Nasdaq Marketplace Rule 5605(a)(2). The Nomination and Corporate Governance Committee held four meetings in 2016.

The Nomination and Corporate Governance Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on our website at http://imprimispharma.investorroom.com. The responsibilities of the Nomination and Corporate Governance Committee include evaluating and making recommendations to the Board with respect to director nominees and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

The Board may, but is not required to, select a Chairman of the Board on an annual basis. The positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Currently the positions of Chairman of the Board and Chief Executive Officer are separated. Our Board believes that this structure has allowed Mark L. Baum, Chief Executive Officer, to focus on our day-to-day business, while allowing Robert Kammer, our Chairman of the Board, to lead the Board in its fundamental role of providing advice to and independent oversight (including risk oversight) of management.

Our separated Chairman of the Board and Chief Executive Officer positions are augmented by our independent directors, who comprise all of our Board committees and meet regularly in executive session without Dr. Kammer, Mr. Baum or other members of our management present to ensure that our Board maintains an appropriate level of independent oversight of management.

Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, and each Board committee has responsibility for reviewing certain risk areas and reporting to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies in certain focus areas. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other areas. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisors as required.

14

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee	Overall policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company and other contingent liabilities, any potential related party or conflict of interest transactions, as well as other risks and exposures that may have a material impact on our financial statements.
Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Nomination and Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Transactions with Related Persons

Since the beginning of 2016, there have been no transactions in which the Company was or is a participant, and there are no currently proposed transactions in which the Company is to be a participant, in which the amount involved exceeds the lesser of $120,000 or 1% of the Company’s average assets at year end for the last two completed fiscal years, and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

The charter of the Audit Committee of our Board tasks the Audit Committee with reviewing all related party transactions for potential conflict of interest situations on an ongoing basis (if such transactions are not reviewed and overseen by another independent body of the Board). In accordance with that policy, the Audit Committee’s general practice is to review and oversee any transactions that are reportable as related party transactions under the Financial Accounting Standards Board (“FASB”) and SEC rules and regulations. Management advises the Audit Committee and the full Board of Directors on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports filed by such persons.

Based solely on our review of the copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 2016, all executive officers, directors and greater than 10% beneficial owners of our common stock complied with the reporting requirements of Section 16(a) of the Exchange Act.

Executive Officers

Executive officers are appointed by our Board and serve at its discretion. Set forth below is information regarding our executive officers as of April 27, 2017.

Name	Position	Age
Mark L. Baum	Chief Executive Officer and Director	44
Andrew R. Boll	Chief Financial Officer and Corporate Secretary	34
John P. Saharek	Chief Commercial Officer	57
Clayton D. Edwards	Chief Operating Officer	49

Mr. Baum’s biographical information is included with such information for the other members of our Board.

15

Andrew R. Boll, CFA, CMA started with Imprimis in December 2011, and has served as Imprimis’ Chief Financial Officer since his promotion to that role in February 2015. He oversees the Company’s accounting and financial reporting, investor relations, human resources and other operational departments. In December 2011, Mr. Boll worked as a consultant for Imprimis and was hired as its Vice President of Accounting and Public Reporting (Principal Financial and Accounting Officer) in February 2012. Prior to his start at Imprimis, from November 2007 to November 2011, Mr. Boll worked for BCGU, LLC, a privately held fund manager specializing in micro-cap, small-cap and venture type investment opportunities. There he provided financial and accounting consulting services to public and private company clients. From 2004 to 2007, Mr. Boll held various accounting roles at Welsh Companies, LLC, a privately held commercial real estate company, its fund and its other subsidiaries. Mr. Boll is a CFA charterholder, Certified Management Accountant and earned his Bachelor of Science degree in Corporate and Public Finance. He is a member of the Institute of Management Accountants, the CFA Institute, and the CFA Society of San Diego.

John P. Saharek started with Imprimis as our Vice President of Commercialization, Ophthalmology in November 2013 until his promotion to Chief Commercial Officer in February 2015. Mr. Saharek oversees all of the Company’s commercial activities, including marketing, sales and customer care departments. He is a senior healthcare industry executive with over 30 years of experience developing and commercializing pharmaceutical, biotech, surgical device and diagnostic product portfolios. Before joining the Company, he was the Head of U.S. Marketing and Strategy (April 2013 to October 2013) and National Director, Sales and Reimbursement (July 2011 to April 2013) for ThromboGenics Inc., a biotherapeutics company, where he worked on developing the commercial strategy and building a team to launch a new biologic into the U.S. market. Prior to that he was Vice President, Business Development at SurModics Inc., a provider of medical device coatings and in vitro diagnostic products, from March 2006 to July 2011, where he worked with large and small pharmaceutical companies on multi-platform drug delivery initiatives in the U.S. and internationally. Earlier in his career, he held positions in marketing and sales at a number of companies, including his tenure with Bausch & Lomb. Mr. Saharek has a Master’s degree in Business Administration from the University of Hartford and a Bachelor’s degree from Central Connecticut State University.

Clayton D. Edwards, R.Ph joined Imprimis in August 2016 as Senior Vice President of Operations until his promotion to Chief Operating Officer in April 2017 where he oversees the company’s operations, including pharmacy, production, dispensing, customer service, information technology and quality. Mr. Edwards is a healthcare executive with over 30 years’ experience developing and operationalizing complex healthcare products and services. Prior to joining Imprimis, he was the Senior Vice President of Home Delivery Pharmacy and Prior Authorization (June 2011 to June 2016) for OptumRx, a UnitedHealthcare company. Earlier in his career, he held various executive level positions at Doctor Diabetic Pharmacy/Sanare August 2010 to May 2011, Liberty Medical February 2005 to July 2009 and Medco Health Solutions May 1991 to February 2005. He actively serves on the Albany College of Pharmacy & Health Sciences Dean’s Advisory Counsel, where he graduated with his Pharmacy degree. He also has a Master’s degree in Business Administration from St. Joseph’s University.

16

DIRECTOR COMPENSATION

Director Compensation Program for Year Ending December 31, 2016

A summary of the non-employee director compensation arrangements for 2016 is set forth below.

Cash Compensation

Retainer and
Meeting Fees
Annual Board Retainer Fee:
All non-employee directors	$35,000
Annual Chairman Retainer Fees*:
Chairman of the Board	$20,000
Audit Committee Chairman	$15,000
Compensation Committee Chairman	$10,000
Corporate Governance Committee Chairman	$8,000
Annual Committee Member Retainer Fees*:
Audit Committee	$7,500
Compensation Committee	$5,000
Corporate Governance Committee	$4,000

*	These fees are in addition to the Annual Board Retainer Fee, as applicable.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Equity Compensation

We do not have a formal equity compensation program for our non-employee directors. Rather, our Compensation Committee and our Board determine, in their discretion, if and when to grant equity awards to any of our directors and the amount and other terms of any such award.

In June 2016, the Company granted an aggregate of 63,450 restricted stock unit awards (“RSUs”) (12,690 RSUs per director) to its non-employee directors, with an aggregate value of approximately $250,000. These RSUs vest in equal quarterly installments over a one-year period subject to the director’s continued service, but the issuance and delivery of the shares subject to the RSUs are deferred until the director resigns or otherwise terminates his service as a director.

Director Compensation Table

The following table shows the compensation earned by or awarded or paid in 2016 to the individuals who served as our non-employee directors during such period. All compensation received by Mr. Baum, is disclosed in the Summary Compensation Table below. Mr. Baum did not receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Robert J. Kammer	$55,000	$49,999	$104,999
Stephen Austin	$54,000	$49,999	$103,999
William H. Nelson(3)	$51,625	$49,999	$101,624
Richard L. Lindstrom	$53,500	$49,999	$103,499
Anthony J. Principi	$46,875	$49,999	$96,874

(1)	Reflects the dollar amount of the grant date fair value of awards granted in 2016, measured in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”) and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2016 included in the Annual Report.

(2)	The aggregate number of stock and option awards held as of December 31, 2016 by each non-employee director are as follows:

17

Name	Shares Underlying Stock Options	Shares Underlying Restricted Stock Unit Awards	Total
Robert J. Kammer	-	32,459	32,459
Stephen G. Austin	17,123	32,459	49,582
Richard L. Lindstrom	-	23,440	23,440
Anthony J. Principi	-	17,263	17,263

(3)	Mr. Nelson resigned from the Board on September 20, 2016.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract, motivate and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying compensation to increases in stockholder value. The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and the achievement of objectives that are expected to increase stockholder value. In furtherance of this goal, the Compensation Committee has established the following guidelines as a foundation for compensation decisions:

●	provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;

●	align compensation elements with the Company’s annual goals and long-term business strategies and objectives;

●	promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

●	align executives’ incentives with the creation of stockholder value.

The Compensation Committee considers, with respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation, and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable). The Compensation Committee recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, restricted stock units and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

The Compensation Committee also has historically focused on the Company’s financial and working capital condition when making compensation decisions and approving performance objectives. Because the Company has historically sought to preserve cash and currently does not operate at a profit, overall compensation traditionally has been weighted more heavily toward equity-based compensation, as well as cash payments that are earned only upon the Company’s achievement of specified performance goals. The Compensation Committee will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its working capital needs.

Roles in Determining Executive Officer Compensation

Compensation Committee

In accordance with its charter, the Compensation Committee is responsible for, among other things, reviewing and evaluating our executive officer compensation program, including, among other things: (i) determining the objectives of the executive officer compensation program and reviewing and recommending to the Board the program as a whole and the elements of compensation that comprise the program to be consistent with such objectives; (ii) evaluating the performance of the Chief Executive Officer, and in consultation with the Chief Executive Officer, the performance of our other executive officers, in light of the level of achievement of individual and corporate goals and objectives; and (iii) approving and/or recommending to the Board the compensation package for all executive officers of the Company. In accordance with its charter, the Compensation Committee, from time to time, solicits information and, as appropriate, recommendations from management of the Company with respect to executive officer compensation, although the ultimate determination and any recommendations to the Board remain with the Compensation Committee.

18

Chief Executive Officer

Compensation for the Chief Executive Officer is reviewed, evaluated and approved by the Compensation Committee without the presence or participation of the Chief Executive Officer.

The Chief Executive Officer reviews and makes recommendations to the Compensation Committee with respect to the compensation of our other executive officers and other members of senior management. While the Compensation Committee may review and consider recommendations of the Chief Executive Officer, the Compensation Committee takes such action regarding compensation as it deems appropriate, which may include concurring with the Chief Executive Officer’s recommendations, or proposing adjustments to such recommendations, prior to the Compensation Committee approving any compensation.

Compensation Consultants

In September 2015, the Compensation Committee retained the services of an external compensation consultant, Radford, an Aon Hewitt Company (“Radford”). The mandate of the consultant is to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design, benchmarking with the Company’s peers in the industry and other technical considerations including tax- and accounting-related matters. The Compensation Committee regularly evaluates Radford’s performance, considers alternative compensation consultants and has the final authority to engage and terminate Radford’s services. The decision to engage Radford was not made or recommended by the Company’s management. The Compensation Committee, after a review of the factors set forth in Section 10C-1of the Securities Exchange Act of 1934 and NASDAQ requirements, has determined that the work performed by Radford in 2015 and continuing to be performed in 2016 does not present any conflicts of interest.

Competitive Market Benchmarking

The Compensation Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program including, but not limited to, industry data compiled yearly by Radford in its Global Life Sciences Survey, which represents a nationally-based assessment of executive compensation widely used within the pharmaceutical and biotechnology industry sectors. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. The Compensation Committee adopted a group of peer companies in the fourth quarter of 2015, and the Compensation Committee, with the assistance of Radford, may revise the group of peer companies to take into account changes in market capitalization and similarities to the Company along the dimensions of competition for talent, phase of development or stage of commercialization, current and potential market capitalization, and number of employees in the future. More specifically, when establishing the 2015 peer group, the Compensation Committee and Radford focused on biotechnology and pharmaceutical companies with commercial products NDA’s filed, lead products in late phase 3 development, or in the beginning stages of revenue recognition, with market capitalizations ranging from $40 million to $200 million and employee headcounts ranging from 30 to 300 employees. Our current list of peer companies is comprised of the following companies:

AcelRx Pharmaceuticals, Inc.	Biodel	Omeros
ADMA Biologics	Biota Pharmaceuticals, Inc.	OncoGenex Pharmaceuticals
Alderyra Therapeutics	Caladrius Biosciences	Peregrine Pharmaceuticals
Alimera Sciences	Cytori Therapeutics	Repros Therapeutics
Apricus Biosciences	Histogenics	Vital Therapies
Aradigm	InSite Vision
AVEO Pharmaceuticals, Inc.	Ocular Therapeutix

In addition to adopting the above group of peer companies in 2015 (the “2015 peer group”), the Compensation Committee engaged Radford to conduct a comprehensive benchmarking study reporting on compensation levels and practices, including equity, relative to the 2015 peer group. An Executive Compensation Assessment report was prepared by Radford in December 2015 that provided a competitive assessment of the Company’s executive compensation program as compared to the market data for base salaries, target total cash compensation and equity compensation of the 2015 peer group. In consideration of the benchmarking data in Radford’s competitive assessment of the Company’s executive compensation programs and the Company’s performance in 2015, adjustments to compensation were made in the second quarter of 2016, as described below.

19

Compensation Program Overview

In 2016, our executive compensation program consisted of the following forms of compensation, each of which are described in greater detail:

●	Base Salary

●	Annual Bonus

●	Equity Compensation

●	Employee Benefit Program

Base Salary

The Compensation Committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry. Our Compensation Committee believes the base salaries are generally the appropriate cash compensation level that will allow us to attract and retain highly skilled executives. The Compensation Committee’s choice of this target percentile reflects consideration of our stockholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash as much as practicable. We believe that, given the industry in which we operate, our current working capital needs and our compensation philosophy and objectives, base salaries at this level are generally sufficient to retain our current executives and to hire new executives when and as required. In determining appropriate base salary levels for a given executive officer, the Compensation Committee considers the following factors:

●	individual performance of the executive, as well as our overall performance, during the prior year;

●	level of responsibility, including breadth, scope and complexity of the position;

●	level of experience and expertise of the executive;

●	internal review of the executive’s compensation relative to other executives to ensure internal equity; and

●	executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually in light of each executive officer’s individual performance, the Company’s performance and compensation levels at peer companies in our industry, as well as changes in job responsibilities or promotion. The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries of other executive officers based on the foregoing criteria.

Annual Bonus

The Company provides executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for overall corporate performance as well as individual performance in a given year. Corporate goals are established at the beginning of each year by the Compensation Committee with input from senior management. The target annual incentive bonus amounts relative to base salary vary depending on each executive’s accountability, scope of responsibilities and potential impact on the Company’s performance. Accordingly, the higher the level of control and accountability that is exercisable by an executive officer over our overall performance, the greater the percentage of the executive officer’s target total cash compensation that is dependent on the annual performance-based cash bonus award. 2015 target annual incentive bonus levels ranged from 45% to 50% of base salary for our named executive officers. We believe these target bonus levels for our executive officers are appropriate and consistent with our pay-for-performance compensation philosophy. At the end of each fiscal year, individual and corporate performance are measured versus plan and a percentage of target is fixed, which then determines the size of the total bonus pool from which annual bonus incentives are to be paid to executive officers. All cash bonuses are awarded retrospectively.

Under this plan, corporate and individual goals are established at the beginning of each fiscal year by the Compensation Committee with input from senior management. For 2016, executive officers, except for the Chief Executive Officer, are assigned annual incentive bonus targets with 50%-60% of the bonus attributed to corporate performance and 40%-50% based on individual performance. For 2017, executive officers, except for the Chief Executive Officer, are assigned annual incentive bonus targets with 80% of the bonus attributed to corporate performance and 20% based on individual performance. For 2016 and 2017, the annual incentive bonus for our Chief Executive Officer is based 100% on overall corporate performance. An executive officer’s target annual incentive bonus amount relative to his annual base salary is established depending on the executive officer’s accountability, scope of responsibility and potential impact on the Company’s performance. Target annual incentive bonus levels for 2016 and 2017 were 65% of annual base salary for our Chief Executive Officer and 50% for all other executive officers. At the end of each year, the Compensation Committee, with input from senior management, evaluates individual and corporate performance compared against the goals established under the plan, which determines the size of the total bonus pool from which cash bonuses are to be paid to executive officers. Based on this evaluation, the Compensation Committee determined to award, for service performed in 2016, our Chief Executive Officer a cash incentive bonus equal to 41% of his annual base salary, our Chief Financial Officer a cash incentive bonus equal to 36% of his annual base salary and our Chief Commercial Officer a cash incentive bonus equal to 41% of his annual base salary.

20

Equity Compensation

As an additional component of our compensation program, executive officers are eligible to receive equity compensation in the form of stock options or restricted stock awards, which may also be granted as awards of RSUs. The Compensation Committee does not have a stated policy regarding the issuance of equity grants, however, historically our executive officers have been granted service/time based vesting equity awards and certain executive officers have also been granted options and RSUs that contain performance/market based vesting conditions. The Compensation Committee grants stock options to executive officers to aid in their retention, to motivate them to assist with the achievement of corporate objectives and to align their interests with those of our stockholders by creating a return tied to the performance of our stock price. In determining the form, date of issuance and value of a grant, the Compensation Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and the Company’s overall performance relative to corporate objectives.

Employee Benefit Program

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k)) plan is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. We have historically made matching contributions of up to 4% of cash compensation contributed to the plan. The value of the 401(k) benefit for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control Arrangements

We have entered into change of control arrangements with each of our named executive officers. Our Board approved these change of control arrangements in order to mitigate some of the risk that exists for executives working in a biopharmaceutical company at our current stage and where the possibility exists that we may be acquired if our efforts succeed. These arrangements are intended to retain highly skilled executives who have, or who may seek, alternatives that may appear to them to be less risky in terms of the potential loss of their position following a merger or sale, particularly where the services of these executive officers may not be required by the acquirer. These arrangements provide change of control benefits either upon the termination of the employee’s service, a significant change in job responsibilities or the need to relocate within 12 months following a change of control. By using a so-called “double trigger” change of control benefit, and thereby tying the severance benefit both to a change in control and change in job status, rather than the mere consummation of a change of control transaction, the Compensation Committee believes that it is better able to balance the employee’s need for certainty with the interests of our stockholders.

Information regarding the change of control arrangements and the potential value of payments upon termination related to a change of control is provided for the named executive officers under the headings “Change of Control Arrangements”.

Changes in Compensation for 2016

The Executive Compensation Assessment report prepared by Radford in December 2015 provided a competitive assessment of the Company’s compensation practices as compared to that of the 2015 peer group. The Compensation Committee has determined to aim and set its executives’ base salaries and total target based cash compensation amounts (base salary plus target bonus) for 2016, in aggregate, at levels near the 25th percentile (the bottom quartile) of salaries of executives with similar roles as compared to the 2015 peer group and set its executives equity compensation levels near the 75th percentile (the upper quartile) of level of the Company’s equity guidelines. The Compensation Committee focused on the Company’s financial and working capital condition when making these compensation decisions. The current pay structure allows the Company to preserve cash, while, we believe, providing competitive compensation packages to its executives, and more closely align them near the 50th percentile in total direct compensation (cash and equity in aggregate) of their counterparts within the 2015 peer group. The Company also entered into new employment agreements in April 2016 with its executive officers as further described below which provides for uniform employment agreements with its executives and, we believe, are representative of market based terms and conditions. The April 2016 employment agreements also eliminated provisions described in prior employment agreements related to gross-up payments equal to the amount of any excise tax owed by an executive as a result of any severance payments related to a change of control.

21

Summary Compensation Table

The following table summarizes compensation earned by or awarded or paid to our named executive officers for 2016, which consist of all individuals serving as our principal executive officer in 2016 and our next most highly compensated executive officer who was serving as an executive officer at the end of 2016. Mr. Saharek’s compensation information for up until his appointment as our Chief Commercial Officer effective February 1, 2015, is not included in the table below, as he was not an executive officer of the Company prior to then. Mr. Edward’s compensation information is not included in the table below, as he was not an executive officer of the Company prior to his appointment as our Chief Operating Officer on April 13, 2017.

Name and principal position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Plan Compensation (2)	All Other Compensation(3)	Total
Mark L. Baum	2016	$372,386	$2,072,933	$544,860	$153,043	$10,600	$3,153,822
Chief Executive Officer	2015	$338,870	$-	$2,783,577	$114,369	$10,600	$3,247,416

Andrew R. Boll	2016	$234,110	$531,654	$192,420	$84,700	$7,396	$1,050,280
Chief Financial Officer(4)	2015	$196,178	$449,570	$-	$80,000	$10,600	$736,348

John P. Saharek	2016	$247,288	$-	$192,420	$102,596	$8,576	$550,880
Chief Commercial Officer(5)	2015	$201,315	$221,100	$534,600	$66,000	$8,142	$1,031,157

(1)	Reflects the dollar amount of the grant date fair value of awards granted during the respective fiscal years, measured in accordance with Topic 718 and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 12 to our consolidated financial statements for the year ended December 31, 2016 included in the Annual Report. For information about the material terms of each equity award, see the table entitled “Outstanding Equity Awards at Fiscal Year End” below.

(2)	Amounts represent payouts under the Company’s annual cash bonus incentive plan based on the Company’s performance measured against the corporate objectives established for the named executive officer and the named executive officer’s individual performance measured against his individual goals. Such amounts are determined and paid after the end of each year, but reflect individual and Company performance for the respective years reflected above.

(3)	Amounts represent matching contributions made by us for the named executive officer under our 401(k) retirement savings plan.

(4)	Compensation information for Mr. Boll is related to compensation for his service as our Vice President of Accounting and Public Reporting up until he was appointed as the Company’s Chief Financial Officer in February 2015.

(5)	Mr. Saharek was appointed as the Company’s Chief Commercial Officer in February 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2016.

22

Option Awards						Stock Awards
											Equity
									Equity		Incentive
									Incentive Plan		Plan Awards:
						Number			Awards:		Market
						of Shares		Market Value	Number of		Value of Unearned
	Number of		Number of			or Units of		of Shares or	Shares or Units		Shares or Units
	Securities		Securities			Stock		Units of	of Stock		of Stock
	Underlying Unexercised		Underlying Unexercised	Option	Option	that Have		Stock that	that Have		that Have
	Options		Options	Exercise	Expiration	Not		Have Not	Not		Not
Name	Exercisable		Unexercisable	Price	Date	Vested		Vested(1)	Vested		Vested(1)
Mark L. Baum	125,000	(2)	-	$2.40	1/25/2022	-		-	-		-
	60,000	(3)	-	$4.50	3/31/2017	-		-	-		-
	25,000	(4)	-	$4.50	3/31/2017	-		-	-		-
	180,000	(5)	-	$8.99	5/2/2023	-		-	-		-
	10,266	(6)	5,134	$7.71	2/10/2024	-		-	-		-
	30,000	(7)	150,000	$3.95	4/1/2026	-		-	-		-
	-	(8)	600,000	$7.87	7/31/2020	-		-	-		-
	-		-	-	-	-		-	1,050,000	(9)	$2,625,000
Andrew R. Boll	90,000	(10)	-	$6.00	4/1/2023	-		-	-		-
	2,467	(11)	4,933	$7.71	2/10/2024	-		-	-		-
	10,000	(12)	50,000	$3.95	4/1/2026	-		-	-		-
	-		-	-	-	30,000	(13)	$75,000	-		-
	-		-	-	-	-		-	157,500	(14)	$393,750
John P. Saharek	20,000	(15)	-	$4.16	11/12/2023	-		-	-		-
	3,434	(16)	1,566	$8.75	3/3/2024	-		-	-		-
	52,500	(17)	37,500	$7.37	2/1/2025	-		-	-		-
	10,000	(18)	50,000	$3.95	4/1/2026	-		-	-		-
	-		-	-	-	30,000	(19)	$75,000	-		-

(1)	Calculated by multiplying the number of unvested shares by $2.50, the closing price per share of our common stock on The NASDAQ Capital Market on December 31, 2016 (which was the last business day of our 2016 fiscal year).

(2)	Represents an option granted to Mr. Baum on April 1, 2012 under the 2007 Incentive Stock and Awards Plan (the “Plan”) as compensation for his services, including his service as Chairman of the Board. The option vested in 12 equal monthly installments of 10,417 shares commencing on January 25, 2012.

(3)	Represents an option granted to Mr. Baum on April 1, 2012 under the Plan in connection with his appointment as our Chief Executive Officer. The option vested over a two-year period, with 15,000 shares vesting immediately upon issuance and an additional 1,875 shares vesting monthly for the 24 months thereafter.

(4)	Represents an option granted to Mr. Baum on April 1, 2012 under the Plan in connection with his services as a director. The option vested in four equal quarterly installments of 6,250 shares commencing on June 30, 2012.

(5)	Represents an option granted to Mr. Baum on May 2, 2013 under the Plan in connection with his services as our Chief Executive Officer and pursuant to the terms of his employment agreement with us. The option vests in 12 equal quarterly installments of 15,000 shares over three years commencing on the three-month anniversary of the date of grant.

(6)	Represents an option granted to Mr. Baum on February 10, 2014 under the Plan in connection with his services as our Chief Executive Officer. The option vests in three equal annual installments of 5,133 shares over three years commencing on the one-year anniversary of the date of grant.

(7)	Represents an option granted to Mr. Baum on April 1, 2016 under the Plan in connection with his services as our Chief Executive Officer. The option vests in 12 equal quarterly installments of 15,000 shares over three years commencing on the three-month anniversary of the date of grant.

(8)	Represents an option granted to Mr. Baum on July 30, 2015 under the Plan in connection with his services as our Chief Executive Officer. The option vests upon achieving certain stock price targets as described further below over a five-year period:

Number of Shares	Target Share Price
100,000 shares	$9.00 or greater
100,000 shares	$10.00 or greater
100,000 shares	$12.00 or greater
100,000 shares	$14.00 or greater
100,000 shares	$15.00 or greater

(9)	Represents an award of RSUs granted to Mr. Baum on April 25, 2016 under the Plan in connection with his services as our Chief Executive Officer and pursuant to the terms of his employment agreement with us. The RSUs vest upon achieving and maintaining certain stock price targets ranging from $9 to $15 a share over a three-year period.

23

(10)	Represents an option granted to Mr. Boll on April 1, 2013 under the Plan in connection with his service as our Vice President, Accounting and Public Reporting (and currently as our Chief Financial Officer). The option vests in 12 equal quarterly installments of 7,500 shares over three years commencing on the three-month anniversary of the date of grant.

(11)	Represents an option granted to Mr. Boll on February 10, 2014 under the Plan in connection with his services as our Vice President, Accounting and Public Reporting (and currently as our Chief Financial Officer). The option vests in three equal annual installments of 2,467 shares over three years commencing on the one-year anniversary of the date of grant.

(12)	Represents an option granted to Mr. Boll on April 1, 2016 under the Plan in connection with his services as our Chief Executive Officer. The option vests in 12 equal quarterly installments of 5,000 shares over three years commencing on the three-month anniversary of the date of grant.

(13)	Represents an award of RSUs granted to Mr. Boll on February 1, 2015 under the Plan in connection with his services as our Chief Financial Officer and pursuant to the terms of his employment agreement with us. The RSUs vest in full on February 1, 2018 contingent upon continuous service to the Company through such date.

(14)	Represents an award of RSUs granted to Mr. Boll on April 25, 2016 under the Plan in connection with his services as our Chief Financial Officer and pursuant to the terms of his employment agreement with us. The RSUs vest upon achieving and maintaining certain stock price targets ranging from $9 to $15 a share over a three-year period.

(15)	Represents an option granted to Mr. Saharek on November 12, 2013 under the Plan in connection with his appointment as our Vice President of Commercialization, Ophthalmology (and currently as our Chief Commercial Officer). The option vests according to the following schedule 25% of the shares subject to the option vest and become exercisable on the first anniversary of the grant date and the remaining 75% of the shares subject to the option vest and become exercisable quarterly in equal installments thereafter over two years.

(16)	Represents an option granted to Mr. Saharek on March 3, 2014 under the Plan in connection with his appointment as our Vice President of Commercialization, Ophthalmology (and currently as our Chief Commercial Officer).. The option vests according to the following schedule 25% of the shares subject to the option vest and become exercisable on the first anniversary of the grant date and the remaining 75% of the shares subject to the option vest and become exercisable quarterly in equal installments thereafter over three years.

(17)	Represents an option granted to Mr. Saharek on February 1, 2015 under the Plan in connection with his service as our Chief Commercial Officer. The option vests in 12 equal quarterly installments of 7,500 shares over three years commencing on the three-month anniversary of the date of grant.

(18)	Represents an option granted to Mr. Saharek on April 1, 2016 under the Plan in connection with his services as our Chief Commercial Officer. The option vests in 12 equal quarterly installments of 5,000 shares over three years commencing on the three-month anniversary of the date of grant.

(19)	Represents an award of RSUs granted to Mr. Saharek on February 1, 2015 under the Plan in connection with his services as our Chief Commercial Officer and pursuant to the terms of his employment agreement with us. The RSUs vest in full on February 1, 2018 contingent upon continuous service to the Company through such date.

Compensation Arrangements with Mark L. Baum

Employment Agreements

On May 2, 2013, we entered into an amended and restated employment agreement with Mark L. Baum, our Chief Executive Officer, which amended the employment agreement Mr. Baum entered into with us effective April 1, 2012. The employment agreement had an initial term of three years and was renewable thereafter for consecutive one-year terms unless earlier terminated by either party. The agreement provided for an initial annual base salary of $329,000 and a target annual incentive bonus of 45% of his annual base salary. In addition, pursuant to the employment agreement, Mr. Baum received the following equity incentive awards: (i) 180,000 options to purchase our common stock; (ii) 200,000 restricted stock units subject to time-based vesting; and (iii) 1,050,000 restricted stock units subject to performance-based vesting if the Company achieves and maintains certain stock price targets.

On April 25, 2016, we entered into a new employment agreement (the “Baum Agreement”) with Mr. Baum with respect to his employment as Chief Executive Officer. This new agreement replaces his 2012 employment agreement, as amended, with us. Mr. Baum’s employment with the Company is at-will and may be terminated either by Mr. Baum or the Company at any time for any reason or for no reason. The Baum Agreement provides for an initial annual base salary of $388,000 and a target annual bonus incentive under the Company’s Management Incentive Plan of 60% of his base salary. In addition, as described more fully below, pursuant to the employment agreement, Mr. Baum received the following equity incentive awards: (i) 180,000 options to purchase our common stock (the “Baum Options”); and (ii) 1,050,000 restricted stock units subject to performance-based accelerated vesting (the “Baum Performance Equity Award”). Concurrent with the issuance of the Baum Performance Equity Award, Mr. Baum agreed to forfeit 1,050,000 restricted stock units subject to performance-based vesting granted to him in May 2013. As a result, the issuance of the Baum Performance Equity Award has been treated as a modification of the RSU granted to Mr. Baum in May 2013 for accounting purposes.

24

CEO Involuntary Termination

Should Mr. Baum’s employment be terminated by the Company without Cause (as defined in the Baum Agreement) or should Mr. Baum terminate his employment with the Company for Good Reason (as defined in the Baum Agreement) (each an “Involuntary Termination”), any unvested Baum Options shall be accelerated as if Mr. Baum had completed an additional 18 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Baum will receive an extension to exercise his vested options until the earlier of the original expiration date and 18 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Baum’s employment with the Company, Mr. Baum will be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. In the event of an Involuntary Termination of Mr. Baum’s employment occurring more than 30 days prior to the fifth anniversary of the grant date, the Baum Performance Equity Awards will remain eligible to vest pursuant to their terms for a period of 18 months following Mr. Baum’s Involuntary Termination, provided that such 18 month period will not extend beyond the day before the fifth anniversary of the grant date.

2016 Performance Equity Award

In connection with the Baum Agreement, Mr. Baum was granted a performance-based restricted stock unit award of up to 1,050,000 performance stock units. The 1,050,000 performance stock units comprising the Baum Performance Equity Award will vest on the fifth anniversary of the grant date, subject to Mr. Baum’s continued employment with the Company, and may vest earlier if the Company achieves and maintains certain stock price targets during the five year period following the grant date or upon a Change in Control if the Baum Performance Equity Award is not assumed, continued or substituted for by the acquiring entity. The performance-based vesting criteria are broken into five equal tranches and require that the Company achieve and maintain certain stock price targets ranging from $9 per share to $15 per share during the five-year period following the grant date. These market-based accelerated vesting conditions are set forth below:

Tranche	Number of Shares	Target Share Price	Stock Price Appreciation as of Date of Grant(1)
Tranche 1	200,000 shares	$9.00 or greater	125%
Tranche 2	200,000 shares	$10.00 or greater	150%
Tranche 3	200,000 shares	$12.00 or greater	200%
Tranche 4	200,000 shares	$14.00 or greater	250%
Tranche 5	250,000 shares	$15.00 or greater	275%

(1)	The closing sale price of our Common Stock on April 25, 2016, the date the Baum Performance Equity grant was made, was $3.98.

For each respective tranche to vest the following conditions must be met: (i) the Company’s common stock must have an official closing price at or above the Target Share Price for the respective tranche (each such date, a “Trigger Date”); (ii) during the period that includes the Trigger Date and the immediately following 19 trading days (the “Measurement Period”), the arithmetic mean of the 20 closing prices of the Company’s common stock during the Measurement Period must be at or above the Target Share Price for such tranche; and (iii) with certain limited exceptions, Mr. Baum must be in service with the Company through at the date of vesting. In addition, the Baum Performance Equity Award contains an incentive recoupment (or “clawback”) provision that provides for Mr. Baum’s forfeiture or repayment of the benefits granted under the Baum Performance Equity Award under certain circumstances.

Change in Control Arrangements

In the event of an Involuntary Termination of Mr. Baum’s employment within one month prior to, or 12 months following, a Change in Control (as defined in the Plan), any unvested Baum Options shall be deemed fully vested as of the date of such Involuntary Termination. Should an Involuntary Termination of Mr. Baum’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Baum shall be entitled to (i) a severance payment equal to the sum of 18 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 18 months. Furthermore, in the event of an Involuntary Termination of Mr. Baum’s employment within one month prior, to or 12 months following, a Change in Control, any unvested portion of the Baum Performance Equity Award will accelerate in full based on the performance standards at the time of such Involuntary Termination as set forth in the award.

25

Also in connection with the Baum Agreement, Mr. Baum and the Company entered into a retention letter agreement (the “Baum Retention Letter Agreement”) that provides upon the closing of an event of a Change of Control within five years of the date of the Baum Agreement, Mr. Baum will be entitled to receive a retention bonus ranging from 1.5% of the Change in Control Consideration (as defined in the Baum Retention Letter Agreement) to 0.7% of the Change in Control Consideration depending on when the closing of a Change of Control occurs (e.g., the sooner the Change of Control, the higher the retention bonus percentage). Payment of the retention bonus is subject to Mr. Baum’s continuous employment through the closing of the Change in Control or an Involuntary Termination of his employment on or before the closing of the Change in Control. Mr. Baum and the Company agreed that the Baum Retention Letter Agreement supersedes the previous retention letter agreement, dated July 31, 2015, between the parties.

Other Equity Incentive Grants

Mr. Baum has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Compensation Arrangements with Andrew R. Boll

Employment Agreements

Effective as of February 1, 2015, we entered into an amended and restated employment agreement with Mr. Boll in connection with his appointment as our Chief Financial Officer, which restates and supersedes his prior employment agreement with us entered into on February 1, 2012. The amended and restated employment agreement provided for the following, among other things: (i) a term of three years, (ii) an annual base salary of $200,000; (iii) eligibility to receive an annual cash bonus in an amount equal to at least 20% of his then-current annual base salary and a target of 50% of his then-current annual base salary, with the precise amount to be determined at the discretion of the Board; and (iv) certain initial equity awards in connection with his appointment as our Chief Financial Officer.

On April 25, 2016, the Company entered into a new employment agreement (the “Boll Agreement”) with Mr. Boll with respect to his employment as Chief Financial Officer and Corporate Secretary. This new agreement replaces his 2012 employment agreement, as amended, with the Company. Mr. Boll’s employment with the Company is at-will and may be terminated either by Mr. Boll or the Company at any time for any reason or for no reason. The Boll Agreement provides for an initial annual base salary of $250,000 and a target annual incentive bonus of 50% of his annual base salary. In addition, as described more fully below, pursuant to the employment agreement, Mr. Boll received the following equity incentive awards: (i) 60,000 options to purchase our common stock (the “Boll Options”); and (ii) 157,500 restricted stock units subject to performance-based accelerated vesting (the “Boll Performance Equity Award”). Concurrent with the issuance of the Boll Performance Equity Award, Mr. Boll agreed to forfeit 157,500 restricted stock units subject to performance-based vesting granted to him in February 2015. As a result, the issuance of the 2016 Performance Equity Award has been treated as a modification of the RSU granted to Mr. Boll in February 2015 for accounting purposes.

CFO Involuntary Termination

Should Mr. Boll’s employment be terminated by the Company without Cause (as defined in the Boll Agreement) or should Mr. Boll terminate his employment with the Company for Good Reason (as defined in the Boll Agreement) (each an “Involuntary Termination”), any unvested Boll Options shall be accelerated as if Mr. Boll had completed an additional 12 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Boll will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Boll’s employment with the Company, Mr. Boll will be entitled to (i) a severance payment equal to the sum of six months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

2016 Performance Equity Award

The 157,500 performance stock units comprising the Boll Performance Equity Award will vest on the fifth anniversary of the grant date, subject to Mr. Boll’s continued employment with the Company, and may vest earlier if the Company achieves and maintains certain stock price targets during the five year period following the grant date or upon a Change in Control if the Boll Performance Equity Award is not assumed, continued or substituted for by the acquiring entity. The performance-based vesting criteria are broken into five equal tranches and require that the Company achieve and maintain certain stock price targets ranging from $9 per share to $15 per share during the five-year period following the grant date. These market-based accelerated vesting conditions are set forth below:

26

Tranche	Number of Shares	Target Share Price	Stock Price Appreciation as of Date of Grant(1)
Tranche 1	30,000 shares	$9.00 or greater	125%
Tranche 2	30,000 shares	$10.00 or greater	150%
Tranche 3	30,000 shares	$12.00 or greater	200%
Tranche 4	30,000 shares	$14.00 or greater	250%
Tranche 5	37,500 shares	$15.00 or greater	275%

(1)	The closing sale price of our Common Stock on April 25, 2016, the date the Boll Performance Equity grant was made, was $3.98.

For each respective tranche to vest the following conditions must be met: (i) the Company’s common stock must have an official closing price at or above the Target Share Price for the respective tranche (each such date, a “Trigger Date”); (ii) during the period that includes the Trigger Date and the immediately following 19 trading days (the “Measurement Period”), the arithmetic mean of the 20 closing prices of the Company’s common stock during the Measurement Period must be at or above the Target Share Price for such tranche; and (iii) with certain limited exceptions, Mr. Boll must be in service with the Company through at the date of vesting. In addition, the Boll Performance Equity Award contains an incentive recoupment (or “clawback”) provision that provides for Mr. Boll’s forfeiture or repayment of the benefits granted under the Boll Performance Equity Award under certain circumstances.

Change in Control Arrangements

Should an Involuntary Termination of Mr. Boll’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Boll shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. Furthermore, in the event of an Involuntary Termination of Mr. Boll’s employment within one month prior to, or 12 months following, a Change in Control, any unvested Boll Options shall be deemed fully vested as of the date of such Involuntary Termination. In the event of an Involuntary Termination of Mr. Boll’s employment occurring more than 30 days prior to the fifth anniversary of the grant date, the Boll Performance Equity Awards will remain eligible to vest pursuant to their terms for a period of 12 months following Mr. Boll’s Involuntary Termination, provided that such 12 month period will not extend beyond the day before the fifth anniversary of the grant date. Furthermore, in the event of an Involuntary Termination of Mr. Boll’s employment within one month prior, to or 12 months following, a Change in Control, any unvested portion of the Boll Performance Equity Award will accelerate in full based on the performance standards at the time of such Involuntary Termination as set forth in the award.

Also, in connection with the Boll Agreement, Mr. Boll and the Company entered into a retention letter agreement (the “Boll Retention Letter Agreement”) that provides upon the closing of an event of a Change of Control within five years of the date of the Boll Agreement, Mr. Boll will be entitled to receive a retention bonus ranging from 1.0% of the Change in Control Consideration (as defined in the Boll Retention Letter Agreement) to 0.2% of the Change in Control Consideration depending on when the closing of a Change of Control occurs (e.g., the sooner the Change of Control, the higher the retention bonus percentage). Payment of the retention bonus is subject to Mr. Boll’s continuous employment through the closing of the Change in Control or an Involuntary Termination of his employment on or before the closing of the Change in Control.

Equity Incentive Grants

Mr. Boll has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Compensation Arrangements with John P. Saharek

Employment Agreements

Effective as of February 1, 2015, we entered into an employment agreement with John P. Saharek in connection with his appointment as our Chief Commercial Officer. The employment agreement provided for the following, among other things: (i) a term of three years, (ii) an annual base salary of $220,000; (iii) bonus target of 50% of his then-current annual base salary, with the precise amount to be determined at the discretion of the Board; and (iv) certain initial equity awards in connection with his appointment as our Chief Commercial Officer.

27

On April 25, 2016, the Company entered into a new employment agreement (the “Saharek Agreement”) with Mr. Saharek with respect to his employment as Chief Commercial Officer. This new agreement replaces his 2015 employment agreement, with the Company. Mr. Saharek’s employment with the Company is at-will and may be terminated either by Mr. Saharek or the Company at any time for any reason or for no reason. The Saharek Agreement provides for an initial annual base salary of $260,000 and a target annual incentive bonus of 50% of his annual base salary. In addition, pursuant to the employment agreement, Mr. Saharek received 60,000 options to purchase our common stock (the “Saharek Options”).

CCO Involuntary Termination

Should Mr. Saharek’s employment be terminated by the Company without Cause (as defined in the Saharek Agreement) or should Mr. Saharek terminate his employment with the Company for Good Reason (as defined in the Saharek Agreement) (each an “Involuntary Termination”), any unvested Saharek Options shall be accelerated as if Mr. Saharek had completed an additional 12 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Saharek will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Saharek’s employment with the Company, Mr. Saharek will be entitled to (i) a severance payment equal to the sum of six months of his then Base Salary plus the greater of his (x) Annual Bonus for the preceding calendar year or (y) target Annual Bonus for the year in which the termination occurs; (ii) his Annual Bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

Change of Control Provisions

Should an Involuntary Termination of Mr. Saharek’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Saharek shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. Furthermore, in the event of an Involuntary Termination of Mr. Saharek’s employment within one month prior to, or 12 months following a Change in Control, any unvested Saharek Options shall be deemed fully vested as of the date of such Involuntary Termination.

Also, in connection with the Saharek Agreement, Mr. Saharek and the Company entered into a retention letter agreement (the “Saharek Retention Letter Agreement”) that provides upon the closing of an event of a Change of Control within two years of the date of the Saharek Agreement, Mr. Saharek will be entitled to receive a retention bonus ranging from 0.5% of the Change in Control Consideration (as defined in the Saharek Retention Letter Agreement) to 0.25% of the Change in Control Consideration depending on when the closing of a Change of Control occurs (e.g., the sooner the Change of Control, the higher the retention bonus percentage). Payment of the retention bonus is subject to Mr. Saharek’s continuous employment through the closing of the Change in Control or an Involuntary Termination of his employment on or before the closing of the Change in Control.

Equity Incentive Grants

Mr. Saharek has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2016.

28

EQUITY COMPENSATION PLAN INFORMATION

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	3,386,434	$6.20	(2)	815,159
Equity compensation plans not approved by security holders	5,748,829	1.91		-
Total	9,135,263	$3.02	(2)	815,159

(1)	Represents shares reserved under the Plan. See Note 12 to our consolidated financial statements included in the Annual Report. The Plan was initially adopted on September 17, 2007, and was subsequently amended on November 5, 2008, February 26, 2012, July 18, 2012, May 2, 2013 and September 27, 2013. As of December 31, 2016, the Plan provided for the issuance of a maximum of an aggregate of 5,000,000 shares of the Company’s common stock.

(2)	Excludes outstanding RSUs, which have no associated exercise price.

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED

STOCKHOLDER MATTERS

The following table sets forth the shares of our common stock beneficially owned by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group, and (iv) all persons known by us to beneficially own more than 5% of our outstanding common stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the Securities and Exchange Commission. Under these rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such shares. Except as otherwise indicated in the accompanying footnotes, the information in the table below is based on information as of April 24, 2017. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common stock and the address for such person is c/o Imprimis Pharmaceuticals, Inc. 12264 El Camino Real, Suite 350, San Diego, CA 92130.

Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Shares	Percentage (1)
5% + Stockholders
Longboard Capital Advisors, LLC (2)	1,416,000	7.02%

Directors and Officers
Mark L. Baum (3)	1,031,409	5.03%
Andrew R. Boll (4)	210,400	1.05%
John P. Saharek (5)	111,246	*
Clayton D. Edwards (6)	-	*
Robert J. Kammer (7)	997,999	4.99%
Stephen G. Austin (8)	40,064	*
Anthony J. Principi (9)	10,854	*
Richard L. Lindstrom (10)	217,094	1.08%
All executives and directors as a group (8 persons)	2,612,785	12.55%

*	Represents less than 1%.

(1)	Beneficial ownership percentages are based on 19,965,415 shares of our common stock outstanding as of April 24, 2017. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after April 24, 2017 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	This information is as of March 21, 2017 and based on a Schedule 13G/A April 19, 2017 by Longboard Capital Advisors, LLC and Brett Conrad. Includes 208,000 shares of our common stock issuable upon exercise of warrants. The address for Longboard Capital Advisors, LLC is 1312 Cedar St. Santa Monica, California 90405.

(3)	Includes 393,733 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 24, 2017 and 156,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after April 24, 2017.

(4)	Includes 117,400 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 24, 2017 and 39,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after April 24, 2017.

(5)	Includes 111,246 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 24, 2017.

(6)	Mr. Edwards currently does not hold any shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 24, 2017.

(7)	Includes 22,941 shares of common stock issuable upon Mr. Kammer’s discontinuation of service as a director.

(8)	Includes 17,123 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 24, 2017 and 22,941 shares of common stock issuable upon Mr. Austin’s discontinuation of service as a director.

(9)	Includes 10,854 shares of common stock issuable upon Mr. Principi’s discontinuation of service as a director.

(10)	Includes 17,094 shares of common stock issuable upon Mr. Lindstrom’s discontinuation of service as a director and 100,000 shares of common stock issuable upon the exercise of warrant exercisable within 60 days after April 24, 2017.

30

REPORT OF THE AUDIT COMMITTEE

The Audit Committee manages relations with and evaluates the performance of the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board, a copy of which is available on the Company’s website at http://imprimispharma.investorroom.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the rules and listing standards of Nasdaq and the SEC.

Other than Mr. Austin, the Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with such firm by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16 (as amended), Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm its independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2016 should be included in the Annual Report.

Submitted by the Audit Committee of the Board of Directors

Stephen Austin, Chairman
Anthony Principi
Robert Kammer

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

31

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide added convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single copy of this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report from us, please notify your broker, direct your written request to Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12264 El Camino Real, Suite 350, San Diego, California 92130 or call Investor Relations at (858) 704-4587 and we will promptly thereafter deliver separate copies to you. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of these materials should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2018 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2018 annual meeting of stockholders, a stockholder’s proposal must be received by us no later than December 28, 2017, unless the date of our 2018 annual meeting of stockholders is more than 30 days before or after the one-year anniversary date of the Annual Meeting, in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2). The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Advance Notice for Proposals for Business to be Discussed at the 2018 Annual Meeting of Stockholders

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice of stockholder proposals must be received by our Corporate Secretary at our principal executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the mailing of the proxy materials for the preceding year’s annual meeting, or between October 29, 2017 and December 28, 2017 for our 2018 annual meeting of stockholders, and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters, except if we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials, and not later than the close of business on the later of (i) the 90th day prior to the scheduled annual meeting or (ii) the 15th day following the day on which public announcement of the date of annual meeting was first made. A copy of our Bylaws may be obtained by written request to the Corporate Secretary at Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12264 El Camino Real, Suite 350, San Diego, California 92130. Our Bylaws are also available on the Investor Relations section of our website at http://imprimispharma.investorroom.com. If we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

ANNUAL REPORT

The Annual Report accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of the Annual Report upon the receipt of a written or oral request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark L. Baum
Chief Executive Officer and Director

32

Annex A

IMPRIMIS PHARMACEUTICALS, INC.

2017 INCENTIVE STOCK AND AWARDS PLAN

1. Purpose of the Plan.

The purpose of this 2017 Incentive Stock and Awards Plan (the “Plan”) of Imprimis Pharmaceuticals, Inc. (the “Company”) is to enable the Company to offer to its employees, officers, directors, advisors and consultants whose past, present and/or potential contributions to the Company and/or any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), have been, are or will be important to the success of the Company, an opportunity to acquire an equity interest in the Company. It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options, awards of Restricted Stock (as defined below), and awards of Restricted Stock Units (as defined below) for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2. Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b¬3) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3, 5, 6 and 7 hereof, shall have full power and authority to designate recipients of Options, restricted stock (“Restricted Stock”) and restricted stock units (“Restricted Stock Units”) and to determine the terms and conditions of the respective Option, Restricted Stock and Restricted Stock Unit agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Restricted Stock and Restricted Stock Units granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Restricted Stock or Restricted Stock Units granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Restricted Stock or Restricted Stock Units. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority of the Committee at a meeting duly held for such purpose. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

A-1

3. Designation of Optionees and Grantees.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) or Restricted Stock or Restricted Stock Units (the “Grantees” and together with Optionees, the “Participants”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each Option or award of Restricted Stock or Restricted Stock Units granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option, Restricted Stock or Restricted Stock Units hereunder may be granted an additional Option or Options, Restricted Stock or Restricted Stock Units if the Committee shall so determine.

4. Stock Reserved for the Plan.

(a) Subject to adjustment as provided in Section 9 hereof, a total of 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options or Restricted Stock Units at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock or Restricted Stock Units expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock or Restricted Stock Units be reduced for any reason, the shares of Stock theretofore subject to such Option, Restricted Stock or Restricted Stock Units may be subject to future Options, Restricted Stock or Restricted Stock Units under the Plan.

(b) The maximum number of shares of Stock with respect to which Options may be granted to any Optionee in any calendar year shall be five hundred thousand (500,000) shares. In connection with an Optionee’s commencement of employment or service with the Company or any Subsidiary, an Optionee may be granted Options for up to an additional two hundred thousand (200,000) shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 9, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to an Optionee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Optionee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(c) For awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of shares of Stock with respect to which such awards may be granted to any Grantee in any calendar year shall be five hundred thousand (500,000) shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 9, below. Subject to the terms of the Plan, awards of Restricted Stock or Restricted Stock Units that are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to satisfaction of performance criteria. The performance criteria established by the Committee may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment (ix) operating income, (x) net operating income, (xi) pre-tax profit (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Subsidiaries and/or any individual business units of the Company or any Subsidiary. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Restricted Stock or Restricted Stock Unit agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance criteria applicable to the award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an award intended to be performance-based compensation.

5. Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

A-2

(a) Option Price. The purchase price of each share of Stock purchasable, under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value, of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 9 below. “Fair Market Value” means: (i) if the Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed (as determined by the Committee) on the date of grant of the Option or Stock (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Stock is regularly quoted on an automated quotation system (including but not limited to the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for such Stock as quoted on such system or by such securities dealer on the date of grant of the Option or Stock, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of grant of the Option or Stock (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or, such other source as the Committee deems reliable; or (iii) in the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c) Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options shall vest and become exercisable as to one-third of the total number of shares subject to the Option on each of the first, second and third anniversaries of the date of grant; and provided further that no Options shall be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act, and related rules, shall be satisfied if such limitation shall be required for continued validity of the exemption provided under Rule 16b-3(d)(3).

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, a Change in Control shall be deemed to have occurred if:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

A-3

(iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

Notwithstanding the foregoing, if Change of Control is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Change of Control shall have the meaning ascribed to it in such employment agreement.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d) Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f) Termination by Death. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

(g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter. “Disability” shall mean an Optionee’s total and permanent disability; provided, that if Disability is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Disability shall have the meaning ascribed to it in such employment agreement.

A-4

(h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter.

For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(i) Other Terminations. Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary is terminated by such Optionee for any reason other than death, Disability, Normal or Early Retirement or Good Reason (as defined below), the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the balance of such Option’s term, which ever period is shorter. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

(i) In the event that the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary for “cause” any unexercised portion of any Option shall immediately terminate in its entirety. For purposes hereof, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Cause” shall exist upon a good-faith determination by the Board, following a hearing before the Board at which an Optionee was represented by counsel and given an opportunity to be heard, that such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Subsidiary of Company or that such Optionee has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or of a felony under any state or federal statute; provided, however, that it is specifically understood that “Cause” shall not include any act of commission or omission in the good-faith exercise of such Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company. Notwithstanding the foregoing, if Cause is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Cause shall have the meaning ascribed to it in such employment agreement.

(ii) In the event that an Optionee is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director, officer or employee. Such Option may be exercised at any time within one (1) year after the date the Optionee ceases to be a director, officer or employee (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof), or the date on which the Option otherwise expires by its terms; whichever period is shorter, at which time the Option shall terminate; provided, however, if the Optionee dies before the Options terminate and are no longer exercisable, the terms and provisions of Section 5(1) shall control. For purposes of this Section 5(i), and unless otherwise defined in an employment agreement between the Company and the relevant Optionee, Good Reason shall exist upon the occurrence of the following:

(A)	the assignment to Optionee of any duties inconsistent with the position in the Company that Optionee held immediately prior to the assignment;

(B)	a Change of Control resulting in a significant adverse alteration in the status or conditions of Optionee’s participation with the Company or other nature of Optionee’s responsibilities from those in effect prior to such Change of Control, including any significant alteration in Optionee’s responsibilities immediately prior to such Change in Control; and

A-5

(C)	the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee prior to such failure.

Notwithstanding the foregoing, if Good Reason is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Good Reason shall have the meaning ascribed to it in such employment agreement.

(j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

6. Terms and Conditions of Restricted Stock.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Grantee rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(d) below.

(b) Issuance of Certificates. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c) Delivery of Certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d) Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e) Change of Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.

(f) Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

7. Terms and Conditions of Restricted Stock Units.

Restricted Stock Units may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock Units upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Grantee rights. A Grantee shall have no rights to an award of Restricted Stock Units unless and until Grantee accepts the award within the period prescribed by the Committee.

A-6

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Restricted Stock Unit agreement. The Committee, in its sole discretion, may only settle earned Restricted Stock Units in cash, shares of Common Stock, or a combination of both.

(c) Forfeitability, Non-transferability of Restricted Stock Units. Restricted Stock Units are forfeitable until the terms of the Restricted Stock Unit grant have been satisfied. Restricted Stock Units are not transferable until the date on which the Committee has specified such restrictions have lapsed.

(d) Change of Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock Units, in whole or in part, as determined by the Committee, in its sole discretion.

(e) Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all unvested Restricted Stock Units theretofore awarded to him shall be forfeited. The Committee may provide (on or after grant) that forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part forfeiture conditions relating to Restricted Stock Units.

8. Term of Plan.

No Option or award of Restricted Stock or Restricted Stock Units shall be granted pursuant to the Plan on or after the date which is ten years from the effective date of the Plan, but Options and awards of Restricted Stock and Restricted Stock Units theretofore granted may extend beyond that date.

9. Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock and Restricted Stock Units granted under the Plan.

The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.

10. Purchase for Investment/Conditions.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Restricted Stock or Restricted Stock Units under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Options, Restricted Stock or Restricted Stock Units as shall be determined by the Committee at the time of award.

11. Taxes.

(a) The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Restricted Stock or Restricted Stock Units granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b) If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

A-7

(c) If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days hereof.

12. Effective Date of Plan.

The Plan shall be effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must be approved by the Company’s stockholders no later than one-year after approval by the Board, and further, that in the event certain Option, Restricted Stock or Restricted Stock Unit grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to stockholder approval set forth in Section 162(m) of the Code are satisfied.

13. Amendment and Termination.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option, Restricted Stock or Restricted Stock Units theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 8;

(b) materially increase the benefits accruing to the Participants under the Plan;

(c) materially modify the requirements as to eligibility for participation in the Plan;

(d) decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

(e) extend the term of any Option beyond that provided for in Section 5(b).

(f) except as otherwise provided in Sections 5(d) and 8 hereof, reduce the exercise price of outstanding Options or effect repricing through cancellations and re-grants of new Options.

Subject to the forgoing, the Committee may amend the terms of any Option, Restricted Stock or Restricted Stock Units theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Participant without the Participant’s consent.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly. The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

14. Government Regulations.

The Plan, and the grant and exercise of Options, Restricted Stock or Restricted Stock Units hereunder, and the obligation of the Company to sell and deliver shares under such Options, Restricted Stock and Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

15. General Provisions.

(a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

A-8

(b) Employment Matters. Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c) Limitation of Liability. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option or vesting of Restricted Stock Units granted hereunder in order to permit the exercise of an Option or vesting of Restricted Stock Units and the issuance and sale of the Stock subject to such Option or Restricted Stock Units, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

16. Non-Uniform Determinations.

The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (iii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

17. Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

A-9

IMPRIMIS PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 13, 2017 AT 9:00 AM LOCAL TIME

The undersigned stockholder(s) of Imprimis Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mark L. Baum and Robert J. Kammer, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders of the Company to be held on June 13, 2017 at 9:00 a.m., local time, at the San Diego Marriott Del Mar Hotel, 11966 El Camino Real, San Diego, California 92130, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

(Continued and to be marked, dated and signed on the reverse side)

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

The Proxy Statement and our Annual Report to Stockholders are available at: http://www.viewproxy.com/ImprimisPharmaceuticals/2017

Please mark votes as in this example ☒

Proposal 1 – Election of Directors

☐ FOR ALL ☐ WITHHOLD ALL

01. Mark L. Baum	☐ FOR ALL EXCEPT
02. Robert J. Kammer	☐ FOR ALL EXCEPT
03. Richard L. Lindstrom	☐ FOR ALL EXCEPT
04. Stephen G. Austin	☐ FOR ALL EXCEPT
05. Anthony J. Principi	☐ FOR ALL EXCEPT

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Date ______________________________, 2017

____
(Print Name of Stockholder and/or Joint Tenant)

____
(Signature of Stockholder)

____
(Second Signature if held jointly)

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONTROL NUMBER

→ ☐

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/IMMY

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.